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                                                                    Exhibit 23.1

              Consent of Independent Certified Public Accountants



     We have issued our report dated January 14, 2000 (except for note 19, as to which the date is March 8, 2000) accompanying the consolidated financial statements of Lakeland Bancorp, Inc. and Subsidiaries appearing in the 1999 Annual Report on Form 10-K for the year ended December 31, 1999, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.


/s/ Grant Thornton LLP

Philadelphia, Pennsylvania
April 7, 2000